UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2005

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2005, the Board of Directors of CSK Auto Corporation ("Company") and CSK Auto, Inc. ("Auto"), wholly-owned subsidiary of the Company, approved the entry, effective October 24, 2005 ("Effective Date"), into certain employment arrangements with James B. Riley in connection with his appointment to the position of Senior Vice President and Chief Financial Officer of the Company and Auto. Mr. Riley, 53, currently serves as a senior consultant to Xperianz, a consulting firm, working with systems selection and implementation. From 2001 to 2004, Mr. Riley served as Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc., a multi-national producer, transporter and distributor of produce. Mr. Riley was Senior Vice President and Chief Financial Officer of Elliott Company, a multi-national manufacturer, distributor and service provider for turbine machinery, from 1999 to 2001. Prior to that, he served in several consulting, financial and executive positions with various companies.

The material terms of Mr. Riley’s employment arrangements consist of the following:

• Base salary of $300,000 per year, subject to adjustment from time-to-time as determined by the non-management members of the Board of Directors;

• Eligibility to receive an annual performance bonus for fiscal year 2005, pro-rated for the period of his employment during such fiscal year (bonus amount not to exceed 100% of his base salary assuming a full year of service) and otherwise pursuant to the terms and conditions of Auto’s 2005 General and Administrative Staff Incentive Plan, approved by the Compensation Committee of the Board of Directors on August 16, 2005;

• 125,000 Incentive Bonus Units pursuant to Auto’s Long-Term Incentive Plan and the form of Award Agreement approved by the Compensation Committee of the Board of Directors on June 28, 2005, and previously filed with the Securities and Exchange Commission;

• An award, as of the Effective Date, of 40,000 options to purchase the Company’s common stock and 5,000 restricted shares of the Company’s common stock, to be granted pursuant to Auto’s 2004 Stock and Incentive Plan ("2004 Plan") approved by the Company’s shareholders in June 2004. The option price per share with respect to each stock option shall be 100% of the market value of the Company’s common stock on the grant date. Stock options and restricted shares will vest as to 1/3 of such options or shares (as the case may be) on each of the first, second and third year anniversaries of the grant date, and will be subject to the terms and conditions of the 2004 Plan and the governing stock option contract and restricted stock agreement, the forms of which were previously filed with the Securities and Exchange Commission; and

• Entry into a severance and retention agreement with Auto, as of the Effective Date, pursuant to which Mr. Riley will be entitled to receive, subject to the specific terms and provisions of such agreement, certain severance benefits if the Company terminates Mr. Riley’s employment without Cause (to be defined in the agreement) or if Mr. Riley terminates his employment for Good Reason (to be defined in the agreement), consisting of the continued payment of 50% of his annual base salary and target bonus and continuation of medical and life insurance benefits provided by Auto over a six-month period, accrued and unused vacation, and outplacement services. Mr. Riley will also be entitled to receive, in the event of a Change of Control (to be defined in the agreement), a gross lump sum cash payment equal to three months of his then annual base salary if (i) he remains employed with Auto or its Affiliates (to be defined in the agreement) or the continuing or surviving corporation for six months after a Change of Control, or (ii) if his employment with Auto is terminated (a) by Auto without Cause or (b) by Mr. Riley for Good Reason, in each case within six months after the Change of Control. The agreement will also provide for certain severance benefits consisting generally of continued payment of 100% of his base salary and target bonus and continuation of medical and life insurance benefits provided by Auto over a twelve-month period, accrued and unused vacation and outplacement services if, within twelve months following a Change of Control, Mr. Riley terminates his employment for Good Reason or Auto terminates his employment without Cause. Subject to variations among executives as to amounts to be paid and duration of payment by Auto of compensation and other benefits, Auto has similar severance and retention agreements with its other senior executive officers (the forms of which have been previously filed with the Securities and Exchange Commission).

In connection with his employment, Mr. Riley is being relocated from Cincinnati, Ohio to Phoenix, Arizona. Auto will generally provide the following benefits to Mr. Riley in connection with his relocation: (i) assistance with the sale of his existing home and purchase of a new home; (ii) movement of household goods, personal vehicles and watercraft, and moving expenses (e.g., meals, travel, lodging, transportation); (iii) temporary lodging in the Phoenix, Arizona area and car rental; and (iv) house hunting and other associated travel expenses.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 13, 2005, the Board of Directors of the Company and Auto appointed Don W. Watson to the position of Senior Vice President and Chief Administrative Officer, effective October 24, 2005. In connection therewith, Mr. Watson will resign as the Company’s and Auto’s Chief Financial Officer, which position will be assumed by James B. Riley. A description of Mr. Riley’s background and experience and material terms of the employment arrangements between the Company and/or Auto and Mr. Riley are set forth in and incorporated herein by reference from Item 1.01 above.

Item 7.01 Regulation FD Disclosure.

On October 14, 2005, the Company issued a press release announcing the management changes described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

This information shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

(c) The following exhibit is furnished with this Form 8-K:

Exhibit No. Description
99.1 - Press release issued October 14, 2005, of CSK Auto Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

October 14, 2005	By:	Randi V. Morrison

Name: Randi V. Morrison
Title: Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued October 14, 2005, of CSK Auto Corporation.